                                                                     EXHIBIT 4.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                          HAWKINS ENERGY CORPORATION
                         ----------------------------


     FIRST:  The name of the corporation is Hawkins Energy Corporation.

     SECOND: The address of the corporation's registered office in the State of Oklahoma is 400 South Boston, Suite 800, Tulsa, Oklahoma 74103. The name of the corporation's registered agent at such address is John B. Hawkins. The address of the registered office is not the same as the principal office or place of business of the corporation in Oklahoma.

     THIRD: The purposes of the corporation are to engage in equipment leasing, oil and gas production and development and in any other lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 21,000,000; 20,000,000 of which shall be Common Stock of the par value of $.01 per share (hereinafter called "Common Stock") and 1,000,000 of which shall be Preferred Stock of the par value of $1.00 per share (hereinafter called "Preferred Stock"). The powers, preferences, privileges, voting and other special or relative rights, and the qualifications, limitations or restrictions thereof, granted to or imposed upon the shares of Common Stock and Preferred Stock shall be as fixed below:

          1.   Common Stock
               ------------

          (a) The Common Stock shall not be subject to classification or reclassification by the Board of Directors, and shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in the charter pursuant to classification or reclassification by the Board of Directors or otherwise in accordance with law.

          (b) Common Stock shall be entitled to one vote per share. No holder of any Common Stock of this Corporation shall have cumulative voting rights.

          (c) There shall be no preemptive rights in the holders of shares of Common Stock with respect to subscribing for or purchasing any part of any new or additional issue or sale or reservation of stock or securities of any class or kind whatsoever.

          (d) Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          2.   Preferred Stock.  The Board of Directors of the Corporation shall
               ---------------
be authorized, without action by the shareholders, to issue such Preferred Stock from time to time in one or more series. The Board may also fix for each series the number of shares, designation, liquidation and dividend rights, preferences, voting rights, redemption rights and any other rights, restrictions and qualifications or sinking fund provisions.
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          (a)  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting that series and the distinctive designation of that series;

               (ii) the dividend rate on the shares of that series, whether the dividend shall be cumulative, and if so, from which date or dates and the terms and conditions on which dividends shall be paid;

               (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such event as the Board of Directors shall determine;

               (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates and the terms of the sinking fund or redemption or purchase account, if any;

               (vi) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up or merger, consolidation, distribution or sale of the assets of the Corporation;

               (vii) provisions, if any, for the vote or consent of the holders of a stated percentage of the outstanding shares of Preferred Stock of such series with respect to changes in the rights, preferences or limitations of the shares of such series, or the designation or issuance of series of the Preferred Stock by the Board of Directors, or the authorization or issuance of other classes or series of preferred stock; and

               (viii) any other relative rights, preferences and limitations of that series.

          (b) Dividends on outstanding shares of Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid or set apart for payment on the shares of Common Stock with respect to the same dividend period.

          (c) No holder of shares of Preferred Stock shall be entitled to any preemptive rights with respect to subscribing for or purchasing any part of any new or additional issue or sale or reservation of stock or securities of any class or kind whatsoever."

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a)  To adopt, amend or repeal the Bylaws of the corporation.
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          (b)  By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.

     SEVENTH: Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     EIGHTH: To the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, an officer or director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such officer or director occurring prior to such amendment or repeal.

     NINTH:  The name and mailing address of the incorporators are as follows:


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       Name                   Mailing Address
       ----                   ----------------

Clifford S. Lewis             400 S. Boston, Suite 800
                              Tulsa, OK  74103

Thomas F. Ostrye              400 S. Boston, Suite 800
                              Tulsa, OK  74103


     THE UNDERSIGNED being the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 26th day of June, 1989.


                              /s/ Clifford S. Lewis
                              ---------------------
                              Clifford S. Lewis



                              /s/ Thomas F. Ostrye
                              --------------------
                              Thomas F. Ostrye


                                      Incorporators